UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

ARGONAUT GROUP, INC.

(Exact name of registrant as specified in its charter)

1-14950

(Commission File Number)

Delaware	95-4057601
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10101 Reunion Place, Suite 500

San Antonio, TX 78216

(Address of principal executive offices, with zip code)

(210) 321-8400

(Registrant’s telephone number, including area code)

(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Compensation Change and Restricted Stock Grant

On November 1, 2006, the Company modified the terms of the Amended and Restated Executive Employment Agreement of Mark E. Watson III, the Chief Executive Officer and President of the Company, dated March 11, 2005 (the “2005 Agreement”) as follows: (i) the term of Mr. Watson’s employment was extended for one additional year, expiring on February 7, 2011; and (ii) Mr. Watson’s annual base salary was increased to $850,000 from $720,000, effective November 1, 2006. All other terms of the 2005 Agreement, which are disclosed more fully in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2005, remain unchanged.

Also on November 1, 2006, the Company granted 200,000 shares of restricted stock to Mr. Watson as long term incentive compensation in connection with the modification of the 2005 Agreement between the Company and Mr. Watson described above. Granted pursuant to the terms of the Argonaut Group, Inc. Amended and Restated Stock Incentive Plan, the restricted shares will vest ratably in four annual installments commencing no later than November 1, 2007, subject to forfeiture in whole or part if certain qualitative goals are not fully satisfied by specified dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 1, 2006

ARGONAUT GROUP, INC.

/s/ Craig S. Comeaux
By:	Craig S. Comeaux
Its:	Vice President, Deputy General Counsel and Secretary